UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 01, 2022

Societal CDMO, Inc.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	001-36329	26-1523233
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 E. Uwchlan Ave, Suite 112
Exton, Pennsylvania		19341
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 534-8239

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	SCTL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Elena Cant as Class II Director

On September 1, 2022, the board of directors (the “Board”) of Societal CDMO, Inc. (the “Company”) appointed Elena Cant to serve as a Class II member of the Board. As a Class II director, Ms. Cant will serve until the earlier of (a) the Company’s 2025 annual meeting of shareholders or (b) her death, resignation, or removal.

Ms. Cant, age 46, is a business executive in both the healthcare and life sciences industries with experience across a wide variety of functional areas. Since January 2020, she has been the Chief Operating Officer of TwinStrand BioSciences Inc., a private genomics company, where she manages all operational matters related to the company’s products, including manufacturing, supply chain, quality and regulatory. From 2012 to 2019, Ms. Cant served in several roles for Takeda Pharmaceutical Company Limited, a global biopharmaceutical company, including Commercial Head, Vaccine Business Unit (2016-2019) and Global Head of Vaccine Business Operations (2012-2016). Ms. Cant started her career in life sciences as a strategy consultant at McKinsey & Co, where she consulted large pharmaceutical and medical device companies, major health insurers, and hospital chains. Ms. Cant received her Bachelor of Science degree in economics and management from the Technical University of Moldova and her M.B.A. from the Booth School of Business at the University of Chicago.

The Board has determined that Ms. Cant is independent under applicable Nasdaq listing rules. No family relationships exist between Ms. Cant and any of the Company’s directors or other executive officers. There are no arrangements or understandings between Ms. Cant and any other person pursuant to which Ms. Cant was selected as a director, nor are there any transactions to which the Company is or was a participant and in which Ms. Cant had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with Ms. Cant’s appointment, and consistent with the Board’s non-employee director compensation program, the Board granted Ms. Cant an option to purchase 20,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), under the Company’s 2018 Amended and Restated Equity Incentive Plan (the “Appointment Option”). The Appointment Option will vest in three equal annual installments, beginning on September 1, 2023, subject to Ms. Cant’s continuous service with the Company.

Further, in accordance with the Company’s non-employee director compensation program, Ms. Cant will receive an annual base retainer of $40,000 paid in quarterly installments for her service on the Board. Ms. Cant will also receive an annual award of an option to purchase shares of Common Stock having an aggregate fair value on the date of grant of $65,000, and an annual award of restricted stock units having an aggregate fair value on the date of grant of $70,000, each of which will vest on the first anniversary of the date of grant, subject to Ms. Cant’s continuous service with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Societal CDMO, Inc.

Date:	September 8, 2022	By:	/s/ J. David Enloe, Jr.
J. David Enloe, Jr. President and Chief Executive Officer